Exhibit 10.1
UST INC.
2005 LONG-TERM INCENTIVE PLAN
NOTICE OF GRANT OF STOCK OPTION
     This Notice is to certify that the Optionee named below has been granted the number of options set forth below under the UST Inc. 2005 Long-Term Incentive Plan (the “Plan”) and the terms and conditions set forth in this Notice and attached Nonstatutory Stock Option Agreement (the “Agreement”). This Notice is subject to and incorporates by reference the terms and conditions of the Agreement, a copy of which is enclosed. Please refer to the Agreement and the Plan document for an explanation of the terms and conditions of this grant and a full description of your rights and obligations. If the Agreement is not signed and returned to the Company, on or before the date on which these Stock Options vest, the Stock Options granted hereunder shall be forfeited. Please sign and date the Agreement and return it promptly in the enclosed envelope.

Name of Optionee:	Raymond P. Silcock

Type of Option:	Nonstatutory

Number of Shares Under Option:	50,000

Per Share Exercise Price:	[$xx.xx]

Grant Date:	August 6, 2007

Vesting Date:	August 6, 2010

Expiration Date:	August 5, 2017

Additional Terms:	See the Nonstatutory Stock Option Agreement.

UST INC.
2005 LONG-TERM INCENTIVE PLAN
NONSTATUTORY STOCK OPTION AGREEMENT
                NONSTATUTORY STOCK OPTION AGREEMENT, made as of the date set forth on the Notice of Grant of Stock Option pursuant to the UST Inc. 2005 Long-Term Incentive Plan (the “Plan”), between UST Inc., a Delaware corporation (the “Company”), and the employee of the Company or a Subsidiary named on the Notice of Grant of Stock Option (the “Employee”).
                WHEREAS, the Company desires, by affording the Employee an opportunity to purchase shares of its common stock, $.50 par value (“Common Stock”), as hereinafter provided and subject to the terms and conditions hereof, to carry out the purpose of the Plan; and
                WHEREAS, the Committee administering the Plan has granted (as of the effective date of grant specified in the Notice of Grant of Stock Option) to the Employee the number of options as set forth in the Notice of Grant of Stock Option which is incorporated herein by reference.
                NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:
                1.        Grant.    The Company has granted to the Employee a Nonstatutory Stock Option (the “Option”) to purchase the aggregate number of shares as shown on the Notice of Grant of Stock Option, subject to adjustment as provided in the Plan, on the terms and conditions herein set forth.
                2.        Exercise Price.    The exercise price of the shares of Common Stock covered by the Option shall be as shown on the Notice of Grant of Stock Option.
                3.        Vesting and Exercise.    Except as set forth below, the Option shall vest and become exercisable in accordance with the Vesting Schedule as shown on the Notice of Grant of Stock Option, and shall expire at the close of business on the date shown on the Notice of Grant of Stock Option. The Option, to the extent vested, may be exercised either for the total number of shares granted, or for less than the total number in multiples of 100 shares. In the event that the Employee makes a “hardship withdrawal” under the UST Inc. Employees’ Savings Plan (the “Savings Plan”), as amended from time to time, the right of exercise shall be suspended during the period prescribed by the Savings Plan beginning on the date of such withdrawal, except that this restriction shall not apply if for any reason such suspension is not required under Section 401(k) of the Code or any final regulations issued thereunder.

                4.        Method of Exercise.    Upon the exercise of the Option, the exercise price may be paid (i) in full in cash; (ii) by tendering previously owned mature shares with a value on the date of exercise equal to the purchase price as described below or (iii) by any such other method of exercise approved by the Committee. The Option shall be exercised in accordance with the procedures adopted by the Company from time to time.
                The Employee may pay the purchase price by tendering to the Company, in whole or in part, in lieu of cash, shares of Common Stock owned by such purchaser for at least six months prior to the date of exercise, accompanied by the certificates therefor registered in the name of such purchaser and properly endorsed for transfer, having a Fair Market Value equal to the cash exercise price applicable to the portion of such Option being so exercised.
                5.        No Rights as a Stockholder or to Continued Employment.    The Employee shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by the Option, including, without limitation, the right to vote on all matters with respect to which the stockholders of the Company have the right to vote and the right to receive current cash dividends thereon, until the shares are issued or transferred to the Employee upon exercise of the Option. The Option shall not confer on the Employee any right to continued employment.
                6.        Restrictions on Transfer.    The Option shall not be transferred or otherwise disposed of by the Employee, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee in its discretion, or by will or the laws of descent and distribution and shall be exercisable during the Employee’s lifetime only by the Employee or by his/her guardian or legal representative. The Committee may, in its sole discretion, permit the transfer of the Option subject to any conditions that the Committee may prescribe; provided, however, that in no event may the Option be transferred for consideration.
                7.        Invalid Transfers.    No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or otherwise) or other disposition of, or creation of a security interest in or lien on, the Option by any holder thereof in violation of the provisions of this Nonstatutory Stock Option Agreement shall be valid, and the Company will not transfer the Option on its books, unless and until there has been full compliance with these provisions to the satisfaction of the Committee. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce these provisions.
                8.        Adjustments; Change in Control.    In the event of any change in the outstanding shares of Common Stock, through declaration of stock or other dividends or distributions with respect to such shares, through restructuring, recapitalization or other similar event or through stock splits, change in par value, combination or exchange of shares, or the like, then the number or kind of shares covered by the Option and/or the purchase price of the shares covered by the Option, as appropriate, shall be adjusted proportionately, as necessary to reflect equitably such changes; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Upon the occurrence of a Change in Control prior to the expiration of the Option, any then unexercisable portion of the Option shall become immediately vested and/or exercisable. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) or other Change in Control described in clause (iii) or (iv) of the definition of “Change in Control,” the Option shall be canceled and, in exchange therefore the Company shall pay the Employee an amount in cash equal to the difference between the per share exercise price of such Option and the Fair Market Value of a share of Common Stock. For this purpose the Fair Market Value of a share of Common Stock shall be the highest Fair Market Value of such Common Stock during the sixty-day period prior to the date of the Change in Control.

                9.        Effect of Termination of Employment.    If the employment of the Employee is terminated by reason of his/her death or Disability, or for any other reason if the Committee so determines, any portion of the Option that has not theretofore become vested and exercisable shall become fully vested and exercisable as of the date of such termination of employment. If the employment of the Employee is terminated due to his Retirement, the Employee shall become vested as of the date of his/her Retirement with respect to a pro rata portion of the option. For purposes of the foregoing the pro rata portion shall be the number of shares covered by the option multiplied by a fraction, the numerator of which is the number of full months which have elapsed from the Grant Date specified in the Notice of Grant of Stock Option until the date of termination and the denominator of which is 36. If the resulting number is not a whole number of shares, the number calculated shall be rounded up or down (as appropriate) to the nearest whole number of shares. Options that remain outstanding at the effective date of a termination by reason of death, Disability or Retirement shall remain exercisable until the expiration of the original term. If the employment of the Employee is terminated for any other reason and if the Committee does not determine otherwise, any portion of the Option that has not theretofore become vested and exercisable shall be forfeited and shall lapse. Any portion of the Option that has vested as of the date of the Employee’s termination of employment other than for Cause shall be exercisable for a period of 90 days following the date of termination. Upon expiration of such 90 day period, any unexercised portion of the Option shall terminate in full and shall lapse. Notwithstanding the foregoing, in no event may the Option be exercised after the Option’s Expiration Date. For purposes of this Agreement, the term “Disability” shall mean a “disability,” as defined in the Company’s Long-Term Disability Plan or, if such plan is not applicable to the Employee, as defined by the State or federal disability program which applies to the Employee.
                10.      Non-Competition.
                           (a)        In consideration of the grant of the Option made pursuant to this Agreement, during the term of the Employee’s employment with the Company and for a period of one (1) year after that employment is terminated, by the Company or the Employee, for any reason other than the cessation of business by the Company pursuant to a filing for bankruptcy protection or liquidation initiated by the Company, the Employee will not, without the Company’s prior written approval, directly or indirectly:
                                       (i)        recruit, solicit or knowingly induce, or attempt to induce, any employee or consultant of the Company to terminate his/her employment or consulting relationship with, or otherwise cease his/her relationship with, the Company; or

                                       (ii)      solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company. For purposes of this Agreement, a prospective client, customer or account is any individual or entity whose business is solicited by the Company, proposed to be solicited by the Company, or who approaches the Company with respect to possibly becoming a client, customer, or account during the period of Employee’s employment with the Company; or
                                       (iii)    engage (whether for compensation or without compensation), directly or indirectly, as an individual proprietor, partner, officer, employee, director, independent contractor, consultant or in any other capacity whatsoever, in any business currently involved in, or actually contemplating involvement in, the manufacture or distribution of smokeless tobacco or tobacco seed, wines or distilled spirits, whether or not the same is pursued for gain, profit or other pecuniary advantage. The foregoing shall not, however, be construed as preventing the Employee from making investments in any other business, provided, however, that such investments do not require his/her services in the operation of the affairs of the businesses in which such investments are made.
                           (b)        If any restriction set forth in this Section 10 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas to which it may be enforceable.
                           (c)        The restrictions contained in this Section 10 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for this purpose. The Employee agrees that any breach of this Section 10 will cause the Company substantial and irrevocable damage and, therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company will have the right to seek specific performance and injunctive relief, attorney’s fees, costs and disbursements to enforce its rights hereunder.
                11.      Finding of Cause; Violation of Non-Competition Covenant.
                           (a)        If (i) the employment of the Employee is terminated for Cause or (ii) after the Employee’s termination of employment with the Company other than for Cause, the Company discovers the occurrence of an act or failure to act by the Employee, while in the employ of the Company, that would have enabled the Company to terminate the Employee’s employment for Cause had the Company known of such act or failure to act at the time of its occurrence, or (iii) subsequent to the Employee’s termination of employment, the Employee violates the restrictions set forth in Section 10 of this Agreement and, in each case, such act is discovered by the Company within three (3) years of its occurrence, then, unless otherwise determined by the Committee,
                                       (i)        any portion of the Option (whether or not then exercisable) that has not been exercised as of the date of such termination or discovery shall thereupon be forfeited and shall lapse; and

                                       (ii)      the Employee (or, in the event of the Employee’s death following the commission of such act, his beneficiaries or estate) shall (A) sell back to Company all Acquired Shares (as defined in paragraph (b) of this Section 11) held by the Employee (or, if applicable, his beneficiaries or estate) as of the date of such termination or discovery, for a per share price equal to the per share exercise price of the Option (or if less, the Fair Market Value at the time of such sale back to the Company), and (B) to the extent such Acquired Shares have previously been sold or otherwise disposed of by the Employee, other than by reason of death (or if applicable, by his beneficiaries or estate), repay to the Company the excess of the aggregate Fair Market Value of such Acquired Shares on the date of such sale or disposition over the aggregate exercise price of such Acquired Shares.
                                       (iii)    for purpose of clause (ii)(B) above, (A) the amount of repayment described therein shall not be affected by whether the Employee (or, if applicable, his/her beneficiaries or estate) actually received such Fair Market Value with respect to such sale or other disposition, and (B) repayment may, without limitation, be affected, at the discretion of the Company, by means of offset against any amount owed by the Company to the Employee (or, if applicable, his/her beneficiaries or estate).
                           (b)        For purposes of this Agreement, Acquired Shares shall mean shares of Common Stock that were acquired upon exercise of the Option on or after the date which is 180 days prior to the Employee’s termination of employment.
                12.      Approvals.    The sale and delivery of any shares of Common Stock hereunder is subject to approval of any government agency which may, in the opinion of counsel, be required in connection with the authorization, issuance or sale of Common Stock. No Common Stock shall be issued under the Option prior to compliance with such requirements and with the Company’s listing agreement with the New York Stock Exchange (or other national exchange upon which the Company’s shares may then be listed).
                13.      Taxes.    The Employee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. As a condition precedent to the delivery of shares of Common Stock upon exercise of the Option, the Employee shall, upon request by the Company, pay to the Company in addition to the exercise price, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If the Employee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Employee. In lieu of the cash payment described above, the Employee may elect to satisfy his or her obligation to advance the Required Tax Payments by tendering to the Company shares of Common Stock owned by the Employee for at least six months prior to the date of tender, accompanied by the certificates evidencing such shares registered in the name of the Employee and properly endorsed for transfer, having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the “Tax Date”), equal to the Required Tax Payments, or by such other method approved by the Committee. No certificate representing a share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full.

                14.      Section 409A.    This Agreement shall be interpreted and applied so that the Option will not be subject to Code section 409A. In addition, this Agreement shall be interpreted and applied as if it contains any additional provisions that it is required to contain in order for the Option to be exempt from Code section 409A.
                15.      Compliance with Law and Regulations.    This Agreement and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
                16.      Incorporation of Plan.    This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan, as determined by the Committee, shall control and this Agreement shall be deemed to be modified accordingly. Unless otherwise defined herein or otherwise required by the context, all terms used herein shall have the meaning ascribed to them in the Plan.
                17.      Notices.    Any notices required or permitted hereunder shall be addressed to the Company, at 100 West Putnam Avenue, Greenwich, Connecticut 06830, or to the Employee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail; provided, however, that a notice of exercise pursuant to paragraph 7 hereof shall be effective only upon receipt by the Company of such notice and all necessary documentation, including payment. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.
                18.      Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Employee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

                19.      Successor.    This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Employee and his or her personal representatives and beneficiaries.
                20.      Amendment.    This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Employee in accordance with Section 17; and provided further that no amendment or modification that is adverse to the rights of the Employee as provided by this Agreement and the related Notice of Grant of Stock Option shall be effective unless set forth in a writing signed by the parties hereto (except that an amendment or modification that is made to comply with Code section 409A, or to preserve an exemption from Code section 409A, shall be effective upon adoption by the Company unless expressly rejected by the Employee in writing).
                21.      Binding Agreement.    By signing below, the Employee acknowledges that he or she has read this Agreement and the Notice of Grant of Stock Option and agrees to the terms and conditions specified therein and in the Plan. This Agreement shall be binding upon the Employee and his or her personal representatives and beneficiaries without any need for additional action by the Employee, and any attempt by the Employee and his or her personal representatives and beneficiaries to exercise any rights under this Agreement shall be conclusive evidence of such person’s acceptance thereof.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Employee has hereunto set his or her hand, all as of the day and year set forth above.
UST INC.

Name: Richard A. Kohlberger
Title: Senior Vice President, General Counsel and Chief Administrative Officer

Employee Signature	Date

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